UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2025, Applied Optoelectronics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with Coleman Logistics Assets LLC (the “Landlord”), pursuant to which the Company will lease approximately 209,665 square feet of space (the “Leased Premises”) located at 1111 Gillingham Lane, Sugar Land, Texas 77478 (the “Building”). The Leased Premises will be used by the Company primarily for manufacturing and related operations.

The Lease has a term of 126 months (the “Term”), commencing on the earlier of (i) the date the Company commences manufacturing operations within the Leased Premises, (ii) the date on which the leasehold improvements are substantially completed, or (iii) March 31, 2026 (the “Commencement Date”), and expiring approximately 126 months thereafter, unless earlier terminated in accordance with the Lease. The Landlord has agreed to provide a construction allowance toward the cost of leasehold improvements in an amount equal to the lesser of (i) the actual aggregate cost of such improvements or (ii) $1,886,985.

Base rent under the Lease is abated for the first seven months of the Term and thereafter increases on a scheduled basis through the end of the Term, reflecting an average annual escalation of approximately 3.5%. Beginning in the eighth month of the Term, base rent will be $7.44 per rentable square foot on an annual basis (approximately $129,992 per month), escalating periodically to $10.49 per rentable square foot on an annual basis (approximately $183,367 per month) during the final six months of the Term.

In addition to base rent, the Company will be responsible for its proportionate share of operating expenses, including taxes, insurance, and maintenance costs, in accordance with the terms of the Lease.

The Company also holds certain rights under the Lease, including (i) a right of first refusal to lease any space in the Building that is contiguous to the Leased Premises, (ii) a right of first offer to purchase the Building, and (iii) two successive options to renew the Lease for additional five-year terms, subject to certain conditions, at the then-prevailing market rental rate determined in accordance with the Lease.

The foregoing description of the Lease does not purport to be a complete statement of the parties’ rights and obligations under the Lease and is qualified in its entirety by reference to the full text of the Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Lease Agreement is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Agreement, dated September 19, 2025, by and between Applied Optoelectronic, Inc., and Coleman Logistics Assets, LLC.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2025	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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